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                                                                   EXHIBIT a(20)

                               ING MAYFLOWER TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

                                  MAY 24, 2002

The undersigned, being all the Trustees of ING Mayflower Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to remove the upper limit on the number of Trustees that the Board of Trustees may set from time to time, as follows:

         1. Section 2.11 of the Declaration of Trust, executed on August 18, 1993, as amended, is hereby amended, effective May 24, 2002, to read in its entirety as follows:

         "Section 2.11. Number of Trustees. The number of Trustees shall initially be two (2), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees."

           RECEIVED

         JUL [ILLEGIBLE] 2002

SECRETARY OF THE COMMONWEALTH
   CORPORATIONS DIVISION

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         IN WITNESS WHEREOF, the undersigned have signed this Certificate of
Amendment of Declaration of Trust as of the day and year first above written.

/s/ Paul S. Doherty                            /s/ Jock Patton
---------------------------------              ---------------------------------
Paul S. Doherty, as Trustee                    Jock Patton, as Trustee

/s/ J. Michael Earley                          /s/ David W.C. Putnam
---------------------------------              ---------------------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                      /s/ Blaine E. Rieke
---------------------------------              ---------------------------------
R. Barbara Gitenstein, as Trustee              Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                          /s/ John G. Turner
---------------------------------              ---------------------------------
R. Glenn Hilliard, as Trustee                  John G. Turner, as Trustee

/s/ Walter H. May                              /s/ Roger B. Vincent
---------------------------------              ---------------------------------
Walter H. May, as Trustee                      Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                        /s/ Richard A. Wedemeyer
---------------------------------              ---------------------------------
Thomas J. McInerney, as Trustee                Richard A. Wedemeyer, as Trustee